SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934


(Mark One)
Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           BECOR COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

                                      (NA)
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
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     0-11.
     1.   Title of each class of securities to which transaction applies:

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     2.   Aggregate number of securities to which transaction applies:

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     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filings fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Action Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:
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     2)     Form, Schedule or Registration Statement No.:
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     3)     Filing Party:
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     4)     Date Filed:
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                           BECOR COMMUNICATIONS, INC.

                NOTICE AND PROXY STATEMENT FOR ACTION TO BE TAKEN
             BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS

To the stockholders of BECOR COMMUNICATIONS, INC.:

         Attached hereto is a Proxy Statement which solicits the written consent of the stockholders of BECOR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to authorize and approve:

         1. An ACQUISITION AGREEMENT (the "Acquisition") pursuant to which the Company will purchase all the issued and outstanding common stock of Enhance Lifesciences, Inc., a Delaware corporation, ("ELSI") in exchange for shares of stock in the Company, based upon an exchange ratio of one (1) share of ELSI for every one 0.7258 shares of the Company's common stock for a total of 14,516,000 shares of the Company's common stock to be issued to the ELSI shareholders.

         2. In connection with the Acquisition, and in order to permit the issuance of shares of common stock of the Company to the shareholders of ELSI, to amend the Company's Certificate of Incorporation to change the authorized capital stock of the Company to Seventy-Five Million (75,000,000) shares, comprised of Fifty Million (50,000,000) shares of common stock, par value $0.001 per share, and Twenty-Five Million (25,000,000) shares of preferred stock, the rights, powers and preferences of which shall be set by resolution of the Board of Directors of the Company.

         3.  In  connection  with  the  Acquisition,   to  amend  the  Company's
Certificate of Incorporation to change the name of the Company to "Lifesciences Holdings, Inc."

         4. In connection with the Acquisition, to approve the distribution to the stockholders of the Company of the stock of the Company's wholly-owned subsidiary, Advanced Knowledge, Inc. ("AKI"), to which the Company has transferred the assets, subject to liabilities, of the Company's existing business (the "Divestiture").

         5. In connection with the Acquisition, to elect three (3) directors nominated by ELSI to hold office during the ensuing year until their respective successors are elected and qualified.

         Upon approval to amend the Company's certificate of incorporation to change the authorized capital stock if approved by the stockholders, following the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, the Company and ELSI may, but are not required to, proceed with the consummation of the transaction whereby ELSI will become a wholly-owned subsidiary of the Company. In addition, the Board of Directors of the Company may determine not to distribute the stock of AKI to the

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stockholders of the Company if, in light of the circumstances then existing, the
Board determines that the Divestiture would not be in the best interests of the Company and the stockholders.

         Information concerning the matters to be acted upon is set forth in the accompanying Proxy Statement. The Board of Directors has established the close of business on January 31, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of these proposals.

                                           By Order of the Board of Directors


                                           ----------------------------------
                                           Buddy Young, Chief Executive Officer

Encino, California
March 4, 2003



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       IN ORDER TO ENSURE YOUR REPRESENTATION IN THE ACTION TO BE TAKEN BY
        WRITTEN CONSENT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED
       CONSENT CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED
                                    ENVELOPE.

                           BECOR COMMUNICATIONS, INC.
                       17337 VENTURA BOULEVARD, SUITE 224
                            ENCINO, CALIFORNIA 91316

                                 PROXY STATEMENT
                                       for
                      STOCKHOLDER ACTION BY WRITTEN CONSENT

To our stockholders:

         The Board of Directors of BECOR COMMUNICATIONS, INC. (the "Company") is furnishing this Proxy Statement to you to solicit your approval, by written consent, of:

         1. An ACQUISITION AGREEMENT (the "Acquisition") pursuant to which the Company will purchase all the issued and outstanding common stock of Enhance Lifesciences, Inc., a Delaware corporation, ("ELSI") in exchange for shares of stock in the Company, based upon a purchase/exchange ratio of one (1) share of ELSI for every one 0.7258 shares of the Company's common stock for a total of 14,516,000 shares of the Company's common stock to be issued to the ELSI shareholders;

         2. In connection with the Acquisition, and in order to permit the issuance of shares of common stock of the Company to the shareholders of ELSI, to amend the Company's Certificate of Incorporation to change the authorized capital stock of the Company to Seventy-Five Million (75,000,000) shares, comprised of Fifty Million (50,000,000) shares of common stock, par value $0.001 per share, and Twenty-Five Million (25,000,000) shares of preferred stock, the rights, powers and preferences of which shall be set by resolution of the Board of Directors of the Company.

         3. In  connection  with  the  Acquisition,    to  amend  the  Company's
Certificate of Incorporation to change the name of the Company to "Lifesciences Holdings, Inc."

         4. In connection with the Acquisition, to approve the distribution to the stockholders of the Company of the stock of the Company's wholly-owned subsidiary, Advanced Knowledge, Inc. ("AKI"), to which the Company has transferred the assets, subject to liabilities, of the Company's existing business (the "Divestiture").

         5. In connection with the Acquisition, to elect three (3) directors nominated by ELSI to hold office during the ensuing year until their respective successors are elected and qualified.


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         We are mailing  this Proxy  Statement to you on or about March 4, 2003, together with the accompanying Consent Card.

         The procedure for indicating approval of: Proposal No. 1, the Acquisition of Enhance Lifesciences, Inc.; Proposal No. 2, the approval of the amendment increasing the number of the Company's authorized stock; Proposal No. 3, the approval of the amendment to change the Company's name; Proposal No. 4, the approval of the Divestiture of the Company's subsidiary, Advanced Knowledge, Inc., to the Company's shareholders; and Proposal No. 5, the election of three
(3) directors nominated by ELSI.

                               GENERAL INFORMATION

PRIOR REVIEW

         Although copies of these proxy materials have been filed with and examined by the Securities and Exchange Commission ("Commission"), such filing and examination by the Commission does not represent and shall not be deemed to be a finding that the materials are accurate or complete, or not false or misleading, or that the Commission has passed upon the merits of or approved any statement contained in the materials or any matter to be acted upon by the security holders. No representation to the contrary has been made or should be implied. Any representation to the contrary is a criminal offense.

NO FALSE OR MISLEADING STATEMENTS

         To the best of the Company's knowledge, all statements made and contained herein are true at the time made and in the light of the circumstances under which they are being made and are not false or misleading with respect to any material fact or otherwise omit any material fact necessary to make the statements herein not false or misleading or to correct any prior statements.

VOTING SHARES AND VOTING RIGHTS

         Stockholders of record at the close of business on January 31, 2003 (the "Record Date") are entitled to approve the Proposal. There were One Million Six Hundred Twelve Thousand Nine Hundred (1,612,900) shares of Common Stock of the Company issued and outstanding on that date. Each share of the Common Stock is entitled to one vote. Each of the proposals must be approved by the holders of a majority of the outstanding shares of the Common Stock of the Company.

         The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, named executive officers, and the executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."


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         Under the Company's Bylaws and pursuant to applicable Delaware law, any action which may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matters being considered by the stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. The texts of each Proposal are set forth below. The Proposals will be deemed to have been approved upon receipt by the Company of Consent Cards, which have not previously been revoked, representing the approval of a majority of the shares of Common Stock issued and outstanding on the Record Date, provided that such approvals are received on or prior to March 24, 2003 (the "Termination Date"). If, however, sufficient written consents have not been received by the Termination Date, the Company reserves the right to extend the solicitation of written consents made hereby except that, under Delaware law, such solicitation may not be extended beyond the date 60 days after the earliest dated consent received by the Company.

         Any election to extend this consent solicitation will be made by the Company by news release or other similar public announcement. The date on which the Proposal is deemed approved hereunder is referred to as the "Effective Date."

         Stockholders are requested to indicate approval of the Proposal by checking the appropriate box on the enclosed Consent Card and executing the Consent Card. FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE CONSENT CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL OF THE PROPOSAL. Consent Cards that reflect abstentions will be treated as voted for purposes of determining the approval of the Proposal and will have the same effect as a vote against the Proposal. Consent Cards that reflect "broker non-votes" will be treated as un-voted for purposes of determining approval and will have the same effect as a vote against the Proposal.

         Execution of the Consent Card will constitute your approval, as a stockholder of the Company, of the Proposal, and if sufficient written consents are received, the Proposal will be deemed to have been approved by the stockholders of the Company. No appraisal or dissenters' rights apply to stockholders who do not approve the Proposal. If less than a majority of the outstanding shares of Common Stock approve the Proposal, the Company cannot proceed with Proposals 2, 3, 4, 5 or 6. The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. After the mailing of this Proxy Statement, the Company's officers, directors and regular employees may solicit the return of Consent Cards in person and by mail, telephone and facsimile. Officers, directors and employees who assist in such activities will not receive additional compensation for doing so.

DELIVERY OF WRITTEN CONSENTS

         The Board of Directors requests that each stockholder execute, date and mail the Consent Card in the return envelope provided. THE CONSENT CARD SHOULD BE RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, FOR RECEIPT NOT LATER THAN MARCH 20, 2003.

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REVOCATION OF WRITTEN CONSENTS

         Any Consent Card executed and delivered by a stockholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the following address: BECOR COMMUNICATIONS, INC., 17337 Ventura Blvd., Suite 224, Encino, California 91316. Consent Cards may not be revoked after the Effective Date.

NOTICE OF EFFECTIVENESS OF PROPOSAL

         If the Proposals are approved by stockholders, the Company will promptly give notice thereof to all stockholders who have not consented in writing to the extent required by Section 228(d) of the Delaware General Corporation Law.

STOCKHOLDER LIST

         A complete list of the stockholders entitled to vote at the Meeting will be available for examination by any stockholders, for any proper purpose, during ordinary business hours for a period of ten days prior to the Termination Date at the corporate offices of the Company at 17337 Ventura Boulevard, Suite 224, Encino, California 91316.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD

         The Company's fiscal year end is May 31. Mr. Buddy Young, Mr. Dennis Spiegelman and Mr. L Stephen Albright are the members of the Company's Board of Directors. Mr. Young and Mr. Albright are the members of the Board's Audit
Committee. Thus far in fiscal 2003, the Board has held two (2) meetings. The principal function of the Audit Committee is to recommend to the Board of Directors the engagement of the independent accountants of the Company and review with the independent accountants and the Company's internal audit department the scope and results of audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent accountants. Thus far in fiscal 2003, the Audit Committee has had informal meetings, including meetings to review and discuss the Company's financial statements for fiscal 2003 which are to be filed in the Company's Form 10-KSB following the end of fiscal 2003 on May 31. The Audit Committee met with and discussed the audited financials with its independent auditors and has taken all reasonable steps necessary to comply with the related review and disclosure requirements. Each director attended all of the meetings of the Board and Committees on which he serves.

EXECUTIVE COMPENSATION

         As a result of our current limited available cash, no officer or director received compensation during the fiscal year ended May 31, 2002 and has not received any compensation thus far in fiscal 2003. The Company intends to pay salaries when cash flow permits. No officer or director received stock options or other non-cash compensation during the fiscal year ended May 31, 2002 nor thus far in fiscal 2003. The Company does not have an employment agreement with any officer of the Company.


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ACCOUNTING FEES

         Audit Fees - The aggregate fees billed by Farber & Hass, LLP for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year end, May 31, 2002 were $9,015.00.

         Financial Information Systems Design and Implementation Fees - The Company did not engage Farber & Hass, LLP, or any other accountants, to prepare, design, implement, or supervise the operation, either directly or indirectly, of an information system for the Company. Accordingly, no fees were paid to Farber & Hass, LLP for such services.

         Other Fees - During fiscal 2002, the aggregate fees billed to the Company by Farber & Hass, exclusive of audit fees, were $4,985, all of which were attributed to the review of the Company's quarterly reports on Form 10-QSB. Thus far in fiscal 2003, Farber & Hass, LLP has billed an aggregate total of $4,341 to the Company for the review of the Company's form 10- QSB for the quarter ended November 30, 2002 and for the preparation of State and Federal tax returns.

                                 PROPOSAL NO. 1

THE ACQUISITION

         Pursuant to the Acquisition Agreement (the "Acquisition"), the Company, Young, and the ELSI Stockholders have agreed to effect the Acquisition whereby the Company will: (1) distribute to the stockholders of the Company as of the Record Date all of the outstanding AKI Stock and (2) issue to the ELSI
Stockholders new shares of stock sufficient to provide the ELSI Shareholders with approximately ninety percent (90%) of the outstanding shares of the Company in consideration for all of the outstanding ELSI Shares, thereby effecting a change of control of the Company and changing the principal business of the Company to pharmaceuticals. Because of the significant operating losses of the Company, management of the Company has determined that the Acquisition is the best alternative available to the Company and its stockholders and offers the best available opportunity for increasing shareholder value by engaging in a potentially profitable business, notwithstanding the uncertainties of entering into a new line of business that is in its initial start-up stage and the dilution of the stockholders' interest to approximately ten percent (10%) in the aggregate after consummation of the stock purchase contemplated by the Acquisition, with the likelihood that additional dilution will occur as the result of additional equity financings.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company believes that the Acquisition is in the best interest of the stockholders of the Company. Accordingly, the Board of Directors has unanimously recommended approval by the Company and the Stockholders of the Acquisition, including both the stock purchase and the Divestiture, the related amendments to the Company's certificate of

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incorporation,  the election of the nominees of ELSI as directors  and the other proposals set forth in the Proxy Statement. The current Board of Directors of the Company consists of three persons, one of which is the principal stockholder of the Company.

CONDITIONS, TERMINATION, ACCELERATION

         The Acquisition is subject to certain conditions, which may be waived by the Company and/or ELSI, as the case may be, including the approval of the stockholders of the Company and certain financial requirements applicable to ELSI. At the closing of the Acquisition, ELSI will issue a promissory note to Mr. Buddy Young in the principal amount of Two Hundred Thousand Dollars
($200,000) (the "Note") as compensation for Mr. Young's execution of a consulting agreement with the Company. The Company will have six (6) months from the closing date in which to raise Two Million Dollars ($2,000,000) (the "Funding"). In the event that the Company is unable to raise the Funding in said six (6) months, then Young may accelerate the Note and take immediate control of the Company's Board of Directors.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AND IN RELATED TRANSACTIONS

         Pursuant to the Agreement and the Consulting Agreement, at the Closing, the Company and Young will enter into the Consulting Agreement which provides for the payment of Two Hundred Thousand ($200,000) in a two (2) year period. The payments will be represented by the Note, which will call for payments of Five Thousand ($5,000) a month for the first six (6) months, a balloon payment of Sixty Thousand Dollars ($60,000) in the seventh month, with the balance to be paid at the rate of Eight Thousand Dollars ($8,000) per month until paid in full. Provided, however, that the Note and the Agreement will provide for the acceleration of the Note, at Young's discretion, under certain circumstances, the result of which will be the spin-off of ELSI to its shareholders of record prior to the Acquisition and Young receiving a controlling interest in the Company by assuming control of the Company's Board of Directors.

                                 PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION RELATING TO CHANGE IN CAPITALIZATION

         The Company's Board of Directors has unanimously approved the following amendments to the Company's certificate of incorporation to change the aggregate number of authorized shares of capital stock of the Company from Twenty-Five Million (25,000,000) shares of Common Stock, $.001 par value per share, to a total of Seventy-Five Million (75,000,000) shares, comprised of Fifty Million (50,000,000) shares of Common Stock, $.001 value per share and Twenty-Five Million (25,000,000) shares of preferred stock, the rights, powers and preferences of which will be set by resolution of the Board of Directors.

         For the reasons set forth below and elsewhere in this Proxy Statement, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the certificate of incorporation of the Company to effect those changes in the capitalization of the Company and recommends that shareholders vote for the proposal to amend the certificate of incorporation.

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EFFECT OF THE PROPOSED AMENDMENT

         If the stockholders adopt the proposed amendment to the certificate of incorporation, the aggregate number of shares held by existing shareholders will remain the same.

         Approval of this Proposal 2 is a necessary prerequisite to give effect to the Acquisition, including the stock purchase. Although the Company is not currently contemplating an offering of the preferred stock, it is the intention of the Company that shares of the preferred stock will be issued in connection with corporate finance transactions. However, because of the ability of the Board of Directors of the Company to set, by resolution of the Board, the rights, powers and preferences of the preferred stock, it should be noted that the preferred stock could be utilized as an antitakeover device, causing potential purchasers of the Company's capital stock to incur additional costs and otherwise discourage a potential bidder for the Common Stock. Moreover, because of this antitakeover effect, the existence of the "blank check" preferred could negatively impact upon the value of the New Shares.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required for adoption of the proposed Amended and Restated Certificate of Incorporation. The proposed Amendment to Certificate of Incorporation regarding the change in the capitalization will read:

                  FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

                  (A) Fifty Million (50,000,000) shares of common stock with a par value of one mil ($0.001) per share, amounting to Fifty Thousand Dollars ($50,000.00); and,

                  (B) Twenty-Five Million (25,000,000) shares of preferred stock, the rights, powers and preferences of which shall be set by resolution of this Corporation's Board of Directors.


                                 PROPOSAL NO. 3

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

         The Board of Directors of the Company unanimously recommends approval by the stockholders of the amendment to the certificate of incorporation to change the name of the Company to "Lifesciences Holdings, Inc."

         The Board of Directors believes that the change in the name of the Company will be consistent with the name identifying the Company's operating subsidiary and will provide the Company with greater recognition in the marketplace.


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         The proposed  Amendment to Certificate of  Incorporation  regarding the change of the Company's name will read:

                  FIRST:     The name of this corporation shall be:
                                   LIFESCIENCES HOLDINGS, INC.


                                 PROPOSAL NO. 4

DIVESTITURE OF THE EXISTING BUSINESS OF THE COMPANY

         The Board of Directors of the Company unanimously recommends approval by the stockholders of the Divestiture of the existing business of the Company by distribution of the outstanding shares of AKI Stock to the stockholders of the Company as at the Divestiture Record Date. For the reasons set forth below and elsewhere in this Proxy Statement, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to distribute to its stockholders the AKI Stock.

EFFECT OF DIVESTITURE

         The effect of the Divestiture will be to separate the existing business of the Company from the new pharmaceuticals business that will be acquired upon consummation of the Acquisition. Each stockholder of the Company as of the Divestiture Record Date will receive one (1) share of AKI Stock for each one (1) share of Common Stock. No fractional shares of AKI Stock will be issued. After the consummation of the Divestiture, AKI will be a separate entity owned by the stockholders of the Company as of the Divestiture Record Date and operated by Young, the current President and CEO of the Company.

         It should be noted that, notwithstanding the approval by the stockholders of Proposal 1 and this Proposal 4, the Board of Directors of the Company may determine not to consummate the Divestiture if they determine, in light of the circumstances then existing, that it would not be in the best interests of the Company and its stockholders to consummate the Divestiture. In such event, the Divestiture would not occur.


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


                                 PROPOSAL NO. 5.

ELECTION OF DIRECTORS

         The Company's Bylaws call for the Company to have three (3) directors who are elected annually and are to hold office until the next annual stockholders meeting and until successors are elected and qualified or until their earlier resignation or removal.

         Information regarding these nominees follows:

         CHRISTOPHER EVERY. Mr. Every is 50 years old. His career in sales and marketing, predominantly in the industrial and pharmaceutical areas, lead to his holding senior board positions. His sales and marketing career includes various positions with Wiggins Teape, National Starch Corporation of America (a Unilever subsidiary group), and General Electric Company. As a result of this experience Mr. Every developed a wide-ranging knowledge of large corporate organizations in the range of major "blue chip" industries and the broadest possible array of businesses. Since 1985 Mr. Every has worked for Electrolux, Entre Computers, Promo Ticket Promotions Ltd and Ashridge Management College. Mr. Every is also a former senior Managing Director with Williams Holdings PLC. He has also provided consultant services to major companies and government bodies in the UK and Europe, predominately in regard to strategic management. The clients which Mr. Every has developed over the last ten years include Alpha Airport Services, Eften Europa, NATO (Luxembourg), CIPAL Belgium, Antwerp Regional Government tax offices, and Associated Tyre Services, Gieves & Hawkes, East Midlands Electricity, Altro Floors, Gardner Merchant, Richard Ellis & Quentin, Micro Warehouses Ltd, Powergen plc and TXU Energi.

         LEE COLE. Mr. Cole is 41 years old and has extensive experience in rapid growth companies and executing acquisition strategies. Since January 1995, Mr. Cole has been a principal of Tech Capital Group, a technology consulting firm that has private and public information and healthcare technology companies as clients. Additionally, in 1997, Mr. Cole was the co-founder of a public biotechnology company, Bioenvision, Inc.

         ROGER HOLDOM. Mr. Holdom is 37 years of age and has over 18 years experience in marketing at senior management level in the Pharmaceutical, Broadcasting and Technology sectors. From 1997 to 1999 Mr. Holdom was the Head of Network Development Europe at Discovery Communications where he was responsible for the negotiation, management and administration of the European and African distribution contracts for Discovery's global satellite and cable channel. Prior to 1997, Mr Holdom was a senior marketing director at the BBC.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors unanimously recommends that the stockholders vote to elect Christopher Every, Lee Cole and Roger Holdom to the Company's Board of Directors to serve and hold office until the next annual stockholders meeting and until successors are elected and qualified or until their earlier resignation or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of January 15, 2003, regarding beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii)the Chief Executive Officer and other executive officers of the Company and (iv) the Company's executive officers and directors as a group. Unless otherwise indicated, the address of each stockholder listed in the table is 17337 Ventura Boulevard, Suite 224, Encino, California 91316.

PRE-CLOSING OF THE ACQUISITION

                                                                    PERCENTAGE
NAME AND ADDRESS                   NUMBER OF SHARES                  OWNERSHIP
--------------------------------------------------------------------------------


Buddy and Rebecca Young(1)(2)          1,250,000                      77.55%

Howard Young (3)                          10,000                        *

Dennis Spiegelman (4)                      5,000                        *

L. Stephen Albright (5)                    5,000                        *

All officers and directors
as a group (3 persons)                 1,270,000                      78.74%

* Less than 1%
----------

(1)  Held as co-trustees for the Young Family Trust.
(2)  Mr. Young is a Director and the Chief Executive Officer of the Company.
(3)  Howard Young is an officer and the son of Mr. Buddy Young.
(4)  Director.
(5)  Director and Secretary

POST-CLOSING OF THE ACQUISITION

                                                                    PERCENTAGE
NAME AND ADDRESS                   NUMBER OF SHARES                  OWNERSHIP
--------------------------------------------------------------------------------

Buddy and Rebecca Young(1)(2)**        1,250,000                       7.75%

Howard Young(3)**                         10,000                         *

Dennis Spiegelman(4)**                     5,000                         *

L. Stephen Albright(5)**                   5,000                         *

Christopher Every(6)***                  362,900                       2.25%

Lee Cole(7)***                              None                         *

Roger Holdom(8)***                          None                         *

All officers and directors
as a group (3 persons)                   362,900                       2.25%

*        Less than 1%
** Will resign as officers and directors upon the close of the Acquisition Agreement and shares are not included in the "all officers and directors" calculation, post closing.
*** Will assume officer and director positions upon the close of the Acquisition Agreement.
----------

(1)  Held as co-trustees for the Young Family Trust.
(2)  Mr. Young is a Director and the Chief Executive Officer of the Company.
(3)  Howard Young is an officer and son of Buddy Young.
(4)  Director.
(5)  Director and Secretary.
(6)  Director and Chief Executive Officer.
(7)  Director.
(8)  Director and Director of Sales and Marketing.

         ALL   STOCKHOLDERS   ARE  URGED  TO  COMPLETE,   SIGN  AND  RETURN  THE
ACCOMPANYING CONSENT CARD IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors


                                            -----------------------------------
                                            BUDDY YOUNG, Chief Executive Officer

Encino, California
March 4, 2003

                                  CONSENT CARD
                           BECOR COMMUNICATIONS, INC.

               THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of Becor Communications, Inc. (the "Company") hereby acknowledges receipt of the proxy/information statement and notice of Acquisition Agreement and other actions and votes his/her/its shares as indicated below:

PROPOSAL NO. 1

         Approval of the ACQUISITION AGREEMENT (the "Acquisition") pursuant to which the Company will purchase all the issued and outstanding common stock of Enhance Lifesciences, Inc., a Delaware corporation, ("ELSI") in exchange for shares of stock in the Company, based upon an exchange ratio of one (1) share of ELSI for every one 0.7258 shares of the Company's common stock for a total of 14,516,000 shares of the Company's common stock to be issued to the ELSI shareholders.

                /_/ FOR            /_/ AGAINST              /_/ ABSTAIN

PROPOSAL NO. 2

         Amend the Company's Certificate of Incorporation to change the authorized capital stock of the Company to Seventy-Five Million (75,000,000) shares, comprised of Fifty Million (50,000,000) shares of common stock, par value $0.001 per share and Twenty-Five Million (25,000,000) shares of preferred stock, the rights, powers and preferences of which shall be set by resolution of the Board of Directors of the Company.

                /_/ FOR            /_/ AGAINST              /_/ ABSTAIN

PROPOSAL NO. 3

         Amend the Company's Certificate of Incorporation to change the name of the Company to "Lifesciences Holdings, Inc."

                /_/ FOR            /_/ AGAINST              /_/ ABSTAIN

PROPOSAL NO. 4

         Approve the distribution to the stockholders of the Company of the stock of the Company's wholly-owned subsidiary, Advanced Knowledge, Inc.

                /_/ FOR            /_/ AGAINST              /_/ ABSTAIN

PROPOSAL NO. 5

         Election of Christopher Every, Lee Cole and Roger Holdom as directors.

         Christopher Every      /_/ FOR        /_/ AGAINST        /_/ ABSTAIN
         Lee Cole               /_/ FOR        /_/ AGAINST        /_/ ABSTAIN
         Roger Holdom           /_/ FOR        /_/ AGAINST        /_/ ABSTAIN
--------------------------------------------------------------------------------
         THE SHARES REPRESENTED BY THIS CONSENT CARD WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS CONSENT CARD WILL BE VOTED IN FAVOR OF THE PROPOSALS. THIS CONSENT CARD IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Dated: March ____, 2003            ---------------------------------------------


                                   ---------------------------------------------
                                            Sign exactly as your name appears on
                                            your certificate. When signing as an
                                            attorney,  executor,  administrator,
                                            trustee  or  guardian,  please  give
                                            full   title.   If  more   than  one
                                            trustee,  all should sign. All joint
                                            owners should sign.

                                        2